TIAA-CREF PRESS RELEASE

TIAA-CREF Selects Auditor

NEW YORK, March 3, 2005 – TIAA-CREF announced today that it has appointed PricewaterhouseCoopers LLP (“PwC”) as its independent auditor for the 2005 fiscal year. The appointment will be effective upon completion of PwC’s customary client acceptance procedures and execution of an engagement letter.

The audit committees and boards of TIAA, CREF and the TIAA-CREF Funds selected PwC following a competitive bidding process to conduct the respective 2005 audits.

TIAA-CREF’s current auditor, Ernst & Young, will complete its work on the affiliates’ respective 2004 audits, for which no qualified opinions or disagreements with TIAA-CREF are anticipated.

About TIAA-CREF

TIAA-CREF is a national financial services group of companies and the leading provider of retirement services in the academic, research, medical and cultural fields, with more than $340 billion in combined assets under management (12/31/04). Further information can be found at www.tiaa-cref.org.

Contact
Glen Weiner gweiner@tiaa-cref.org 212-916-5986 917-715-5256 mobile